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                      SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.



                                   Form 8-K



                           CURRENT REPORT PURSUANT
                        TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



 Date of report (Date of earliest event reported):        January 9, 2002
                                                  ------------------------------



                         United Heritage Corporation
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          (Exact Name of Registrant as Specified in Its Charter)



                                     Utah
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              (State of Other Jurisdiction of Incorporation)



            0-9997                                    87-0372826
------------------------------         -----------------------------------------
   (Commission File Number)              (IRS Employer Identification Number)



   2 North Caddo Street, Cleburne, Texas                           76031
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  (Address of Principal Executive Offices)                       (Zip Code)



                                  (817) 641-3681
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            (Registrant's Telephone Number, Including Area Code)



--------------------------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report)




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ITEM 9. REGULATION FD DISCLOSURE

A.       The Registrant is issuing the following press release:

                               ********************


                                                           FOR IMMEDIATE RELEASE


               UNITED HERITAGE CORPORATION STRATEGIC TRANSACTIONS
                    STRENGTHENED BY UPDATED RESERVE REPORTS


         CLEBURNE, Texas -- January 8, 2002 -- United Heritage Corporation (NASDAQ:UHCP), an independent oil and gas exploration and development company today announced that it recently received an updated report from Pecos Petroleum Engineering, Inc. of Roswell, New Mexico, on the Cato Field in Chaves County, New Mexico.

"Since we have been seeking strategic transactions, we have had many suitors come to call. They realize that we are an asset based company" said Walter G. Mize, Chairman of the Board and CEO. "Our game plan is to establish, where possible, the full potential of our properties prior to concluding any strategic transaction. Current reserve studies are an integral part of this plan."

The updated engineering study indicates increases in reserves of original oil-in-place and remaining-oil-in-place. The increase in reserves for the original oil-in-place is from 94,830,000 barrels to 106,940,000 barrels. The increase in reserves for the remaining-oil-in-place is from 78,915,170 barrels to 91,573,828 barrels. This increase in reserves was a result of more available data and the inclusion of all the reservoir. The updated reserve study did not include the Tom-Tom or Tomahawk properties, however, the initial reserve studies on the Tom-Tom and Tomahawk properties indicated remaining oil reserves of 9,680,572 barrels and 5,879,852 barrels, respectively. UHC New Mexico Corporation, a wholly owned subsidiary of United Heritage Corporation, now has total estimated remaining oil reserves of 107,134,252 barrels. UHC New Mexico Corporation has approximately 20,000 acres of mineral leases in Chaves and Roosevelt Counties, New Mexico.

The Cato Field is one of the rare fields in this part of the Permian Basin that has not been water flooded, although some water flood pilots have been done on the reservoir. UHC New Mexico Corporation has reviewed an engineering report prepared by Robin B. LeBleu, petroleum engineer, for a previous operator of the unit, Kelt Energy, Inc. This report was based upon the results of a pilot water flood in the northeast portion of the Cato San Andres Unit and was conducted in an effort to provide estimates on the amount of recoverable oil within the unit

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utilizing the secondary recovery method of water flooding.  Mr. LeBleu stated
in his report, "A pilot water flood in the Cato Field was implemented . . . This project involved injecting limited amounts of water into seven (7) wells on a rough incomplete 80-acre five spot pattern. The injection of roughly 2 million barrels of water (about 2% of pore volume) resulted in the incremental recovery due to water flooding of 350,000 barrels of oil from a portion of the reservoir." Mr. LeBleu had estimated the original oil-in-place for the Cato San Andres Unit to be approximately 105,000,000 barrels with total remaining recoverable oil from current production methods (primary) and water flooding (secondary) to be 22,101,000 net barrels. UHC New Mexico Corporation hopes to use the Pecos Petroleum Engineering, Inc. and the Robin LeBleu reports to establish proven reserves for the Cato Field.

"An overview of United Heritage Corporation is relatively simple", Mize said. "The major points of the Company are shown below:

*        Number of Shareholders: 5,000+/-

*        United Heritage Corporation is current in all SEC and NASDAQ filings.

* Shareholders' equity was $27,308,343 at the Company's fiscal year end, March 31, 2001. ($2.67 per share)
         (Audited cost basis)

*        30,500 LEASEHOLD ACRES
         United Heritage Corporation's oil and gas activity, through it's subsidiaries, involves 10,500 leasehold acres in the Val Verde Basin of south Texas and approximately 20,000 acres in the Permian Basin in eastern New Mexico . . . 30,500 total leasehold acres.

*        275 MILLION BARRELS OF OIL IN PLACE
         Oil in place on the above leases is estimated to be in excess of 275 million barrels. Gas has not been estimated/evaluated.

*        PROVEN RESERVES
         On June 18, 2001, United Heritage Corporation received an engineering study of its south Texas oil field which showed PROVED RESERVES OF 26,613,002 NET BARRELS utilizing the fundamental method of recovery, swabbing. (This study was accepted by Weaver and Tidwell, L.L.P., Certified Public Accountants and Consultants, auditors for United Heritage Corporation. Note 14 to the financials of the 10-K for the period ended March 31, 2001, estimates a value of these proven reserves net of future production costs, future development costs, future income tax expense, and less 10% annual discount for estimated timing of cash flows of $92,955,000.) If the appropriate amount of the value of the reserves is

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         added to shareholders' equity, at cost, shareholders' unaudited equity is $93,676,472 ($9.17 PER SHARE).

* As of this date, there have not been any proven reserves assigned to the Permian Basin/New Mexico property.

* In addition, the Company's National Heritage Sales Corporation subsidiary sells the Heritage LIFESTYLE Products(TM) line of prepackaged, fully seasoned meats (Heritage LIFESTYLE Lite Beef(R), Heritage LIFESTYLE Choice Beef(TM), Heritage LIFESTYLE Chicken(TM) and Heritage LIFESTYLE Pork(TM)) and the Heritage LIFESTYLE Lite Beef(R) line of fresh meat products. These products are sold to national and regional grocery chains."

The Company said that there is no assurance that any transaction will be completed.

For additional information, contact Walter G. Mize at the Company or see the Company's SEC filings available through the EDGAR system.

THIS PRESS RELEASE MAY INCLUDE FORWARD LOOKING STATEMENTS BASED ON CURRENT EXPECTATIONS THAT INVOLVE A NUMBER OF UNCERTAINTIES. DETAILS ON THE FACTORS THAT COULD AFFECT UNITED HERITAGE CORPORATION'S FINANCIAL RESULTS ARE INCLUDED IN UNITED HERITAGE CORPORATION'S SECURITIES AND EXCHANGE COMMISSION (SEC) FILINGS, INCLUDING THE LATEST ANNUAL REPORT ON FORM 10-K AND ON ITS QUARTERLY REPORTS ON FORM 10-Q.

                                       ###


Contact:
Walter G. Mize
CEO, President
(817) 477-5324 - Phone
(817) 641-3683 - Fax
uhcp@aol.com
















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B.       The Registrant is distributing the attached information concerning it and its oil and gas operations:

                             ********************

                          UHC NEW MEXICO CORPORATION
          (A Wholly Owned Subsidiary of United Heritage Corporation)



                      CATO UNIT, TOM-TOM, TOMAHAWK UPDATE
              Prepared By: Tobin D. Andrews, Petroleum Geologist


UHC New Mexico Corporation owns and operates the Cato San Andres Unit, a federal unit containing 15,321.83 acres in Chaves County, New Mexico. UHC New Mexico Corporation has a working interest (WI) of 99.7% and a net revenue interest (NRI) of 87.5% in the unit. UHC New Mexico also owns and operates wells in portions of the Tom-Tom (San Andres) Field and the Tomahawk (San Andres) Field. UHC New Mexico Corporation has a working interest (WI) of 100% and a net revenue interest (NRI) of 87.5% in the Tom-Tom and Tomahawk properties.

UPDATED RESERVE STUDY

UHC New Mexico Corporation recently received a second generation engineering reserve study on the Cato San Andres Unit. This second generation study, as well as the initial study, was prepared by Pecos Petroleum Engineering, Inc., Roswell, New Mexico. The updated engineering study indicates increases in reserves of original oil-in-place and remaining-oil-in-place. The increase in reserves for the original oil-in-place is from 94,830,000 barrels to 106,940,000 barrels. The increase in reserves for the remaining oil-in-place is from 78,915,170 barrels to 91,573,828 barrels. This increase in reserves was a result of more available data and the inclusion of all the reservoir. The updated reserve study did not include the Tom-Tom or Tomahawk properties, however, the initial reserve studies on the Tom-Tom and Tomahawk properties indicated remaining oil reserves of 9,680,572 barrels and 5,879,852 barrels, respectively. UHC New Mexico Corporation now has total estimated remaining oil reserves of 107,134,252 barrels.

WATER FLOOD PILOT

The Cato Field is one of the rare fields in this part of the Permian Basin that has not been water flooded, although some water flood pilots have been done on the reservoir. This was one of the factors involved when UHC New Mexico Corporation decided to acquire the property in June 1999.

UHC New Mexico Corporation has reviewed an engineering report prepared by Robin B. LeBleu, petroleum engineer, for a previous operator of the unit, Kelt Energy, Inc. This report was based upon the results of a pilot water flood in the northeast portion of the Cato San Andres Unit and was conducted in an effort to provide estimates on the amount of recoverable oil within the unit utilizing the secondary recovery method of water flooding. Mr. LeBleu stated in his report, "A pilot water flood in the Cato Field was implemented in the early 1970's. This project involved injecting limited amounts of water into seven (7) wells on a rough

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incomplete 80-acre five spot pattern.  The injection of roughly 2 million barrels of water (about 2% of pore volume) resulted in the incremental recovery due to water flooding of 350,000 barrels of oil from a portion of the reservoir." Mr. LeBleu had estimated the original oil-in-place for the Cato San Andres Unit to be approximately 105,000,000 barrels with total remaining recoverable oil from current production methods (primary) and water flooding (secondary) to be 22,101,000 net barrels.

RECOVERY METHODS

According to a Texas Bureau of Economic Geology report, water flood recovery factors for San Andres reservoirs in the same trend in the Permian Basin are consistently at or above 28% and generally below 45% with an average recovery of 38% of the original oil-in-place. Since comparable water floods in the San Andres are abundant, UHC New Mexico Corporation believes that a water flood in the Cato San Andres Unit could possibly give similar results. Thus an expectation of 30-40% would appear reasonable. It is interesting to note that the field with the lowest recovery factor (11%) also had the largest well spacing (80 acres) while the field with the highest recovery factor (47%) had infill drilling to reduce the well spacing from 40 acres to 20 acres. These figures give support to the fact that infill drilling will increase recoverable reserves and that water flooding the San Andres doubles the natural depletion recovery.

Carbon dioxide (CO2) injection is the method of enhanced recovery producing the greatest oil rate and reserves in the world. Many San Andres fields in the Permian Basin are now under this type of enhanced oil recovery. It is particularly note worthy in this regard that a CO2 pipeline runs within four
(4) miles of the Cato San Andres Unit providing a probable source for such an enhanced oil recovery (EOR) project. This CO2 pipeline is the "Cortez Pipeline" which is owned and operated by Kinder Morgan CO2 Company, L.P. The 30-inch diameter pipeline has a carrying capacity of 1.2 billion cubic feet of CO2 gas per day. The pipeline is currently carrying 800 million cubic feet per day. The 400 million cubic feet per day available capacity greatly exceeds what would be necessary for a CO2 flood of the Cato San Andres Unit.

A WAG flood (Water Alternating Gas) is a recovery method involving water injection followed by CO2 gas injection. However, a simultaneous injection of water and CO2 can prove beneficial. This process involves injecting water to bring the reservoir pressure up and then injecting CO2 up-dip while water is being injected down-dip. Currently, there are approximately thirty (30) different oil and gas fields in the Permian Basin utilizing enhanced oil recovery methods such as these.

UHC New Mexico Corporation will continue to investigate various strategies for increasing the recoverable reserves of the Cato San Andres Unit and it's properties in the Tom-Tom and Tomahawk fields. The three (3) main options are water flooding, CO2 flooding, and infill drilling. The greatest results will probably be some combination of these.

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                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       UNITED HERITAGE CORPORATION



Date: January 9, 2002                  BY: /s/ Walter G. Mize
                                          -----------------------------------
                                              Walter G. Mize, President and
                                              Chief Executive Officer












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